Exhibit 10.30

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of 7th April 2008, by and among Ebix, Inc., a Delaware corporation (the “Company”), and one or more purchasers comprised of client accounts and funds managed by Ashford Capital Management, Inc. (“ACM”; with each ACM client or fund referred to as a “Purchaser”).

The Company desires to issue and sell to the ACM Purchasers (collectively, the “Purchasers”) an aggregate of one-hundred ten thousand (110,000) shares of the Company’s Common Stock (the “Shares”) at a purchase price of Seventy-Two and 87/100 United States Dollars (US$72.87) per share, for an aggregate price of eight million fifteen thousand seven hundred United States Dollars (US $8,015,700,00), all upon the terms and conditions set forth herein (the “Offering”).  The Shares to be issued to and purchased by each ACM Purchaser are called the “Purchaser Shares” and references to the Shares includes the Purchaser Shares except as stated otherwise).

IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.                                       AUTHORIZATION OF SALE OF THE SHARES

Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.  The Company and each of the Purchasers are entering into their respective Agreements in mutual reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”) promulgated by the United States Securities Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended and in effect (the “Securities Act”).

2.                                       AGREEMENT TO SELL AND PURCHASE THE SHARES

2.1           Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to Purchaser, at the Closing (as defined below) 110,000 Purchaser Shares.  The number of Shares and the purchase price for such Shares being issued to and purchased by each ACM Purchaser will be as set out opposite each such ACM Purchaser’s name as indicated on the signature page for each such ACM Purchaser.  The Company will issue Shares in the Offering to each ACM Purchaser under the same terms and conditions, and at the same purchase price, all as evidenced by the provisions of this Agreement.

2.2           Purchase Price.  The purchase price of each Share shall be Seventy-Two and 87/100 US Dollars (US$72.87) (the “Per Share Price”).

2.3           Obligations Several Not Joint.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

2.4           Other Transactions.

(a)           As disclosed by the Company to the Purchasers:  (i) the Company previously has offered, issued and sold shares of its Common Stock (the “Other Shares”) to one or more other qualified persons and entities as purchasers (the “Other Prior Purchasers”), at various times and upon differing terms, conditions and pricing, in separate private placement transactions in accordance with Regulation D and exempt from the registration requirements under the Securities Act, separately and apart from this Offering (collectively, the “Other Placement Offerings”); and (ii) after the date hereof the Company may offer, issue, and sell additional shares of its Common Stock (the “Additional Shares”) to one or more qualified persons and entities as purchasers (the “Additional Other Purchasers”), at various times and upon differing terms, conditions and pricing, in one or more separate private placement transactions in accordance with Regulation D and exempt from the registration requirements under the Securities Act, separately and apart from this Offering (collectively, the “Additional Other Placement Offerings”).

(b)           The Company does not intend to, and will not, issue or sell any other shares of its Common Stock in any transaction that would be considered part of this Offering or otherwise required to be integrated with this Offering under the Securities Act to any person or entity other than the ACM Purchasers hereunder; provided, however that the Company may issue additional shares of its Common Stock in one or more transactions (i) to the extent such transactions are consistent with and maintain the exemption from registration under the Securities Act afforded under Regulation D for this Offering and (ii) if such additional shares of Common Stock are issued and sold pursuant to a form of agreement with provisions that are identical to the provisions of this Agreement with the Purchasers, except (x) as to number of Shares and other information specifically identifying the other Purchasers, (y) as to purchase price per share.  which will not be less than the purchase price per share in this Agreement, and (z) as otherwise disclosed in writing by the Company to the ACM Purchasers hereunder prior to the closing of any such other transaction constituting part of this Offering or otherwise integrated with this Offering.

3.                                       DELIVERY OF THE SHARES AT THE CLOSING

3.1           The completion of the purchase and sale of the Shares, including the Purchaser Shares (the “Closing”) is occurring substantially contemporaneously with the execution of this Agreement (the “Closing Date”).

3.2           The Company shall authorize its transfer agent (the “Transfer Agent”) to issue to the Purchaser as of the Closing one or more stock certificates (in such denominations as such Purchaser shall request, the “Certificates”) registered in the name of the Purchaser or its custodial designee against payment by the Purchaser of the purchase price for such Purchaser Shares by wire transfer of immediately available funds.

3.3           The Company’s obligation to complete the issuance and sale of the Shares to the Purchaser at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company:

(a)           receipt by the Company of the full amount of the purchase price for the Shares being purchased under this Agreement by wire transfer of immediately available funds; and

(b)           the representations and warranties made by the Purchaser in this Agreement shall be true and correct and the undertakings of the Purchaser herein shall have been fulfilled in all material respects on or before the Closing.

3.4           The Purchaser’s obligations to purchase the Shares from the Company shall be subject to the satisfaction of the following conditions, which may be waived by the Purchaser:

(a)           the representations and warranties made by the Company in this Agreement shall be true and correct as of the date of this Agreement and the undertakings of the Company herein shall have been fulfilled in all material respects on or before the Closing; and

(b)           the Company will be simultaneously issuing and selling to the Purchasers an aggregate amount of at least 110,000 Shares for an aggregate purchase price of at least US$8,015,700 (including the Purchaser’s Purchaser Shares hereunder) in accordance with the Offering.

4.                                       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

4.1           Issuance, Sale and Delivery of the Shares

(a)           The Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this

Agreement.  will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances.  The Certificates evidencing the Shares when delivered, will be in due and proper form under Delaware law.

(b)           The issuance of the Shares is not subject to preemptive or other similar rights.

(c)           Subject to the accuracy of the Purchasers’ representations and warranties in Section 5 of this Agreement, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act, and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

4.2           Due Execution and Performance; Representations of the Company

(a)           Execution Enforceability.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy or other similar laws relating to, or affecting generally the enforcement of, creditors’ rights or remedies, (ii) general principles of equity or (iii) applicable laws and consideration of public policy relating to indemnification and contribution provisions.

(b)           Authority.  The execution, delivery and performance of this Agreement, and the Company’s sale, issuance and delivery of the Shares, have been duly authorized by all necessary corporate action on the part of the Company.

(c)           Organization.  Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the financial condition or business, operations, assets or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d)           Due Authorization.  The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to enter into and perform this Agreement, to issue the Shares in accordance with the terms of this Agreement.

(e)           Non-Contravention.  Except as would not reasonably be expected to have a Material Adverse Effect, the execution and delivery of this Agreement, the issuance and sale of the Shares under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not

(A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the valid issuance and sale Shares, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

(f)            SEC Documents Filings.

(i)            Since January 1, 2007, the Company and its Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (collectively, the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)           All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Documents, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(iii)          The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing).  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(g)           Absence of Certain Changes.  Except as disclosed in the SEC Documents filed at least thirty (30) days prior to the date hereof, since 31 December 2007 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which to the knowledge of the Company would reasonably be expected to have a Material Adverse Effect.

(h)           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, of which as of the date hereof, 3,472,969 shares are issued, 3,464,069 are outstanding, 843,431 shares are issuable and reserved for issuance pursuant to the Company’s stock option plans or securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 500,000 shares of preferred stock, of which as of the date hereof no shares are issued.  All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable.  Except as disclosed in the SEC Documents, as of the date hereof, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance Shares and (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company disclosed in its SEC Documents or has furnished to Purchaser true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

(i)            Listing and Maintenance Requirements.  The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any exchange or trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or trading market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(j)            Registration Rights.  Except as previously disclosed by the Company to the Purchasers with respect to the Other Shares issued to Other Prior Purchasers in Other Placement Offerings, and the inclusion of such Other Shares together with the Shares being issued under the Offering in a Registration Statement (as defined in Section 7.2(a) below):  (i) the Company has not entered into any other agreement and is not currently subject to any agreement that obligates the Company to file any other registration statement on behalf of any other person or entity any rights to have any Common Stock or any other securities of the Company registered with the SEC or registered or qualified for public sale or trading with any other governmental authority or exchange and (ii) the execution and performance by the Company of this Agreement, including the issuance of the Shares and the registration of the Shares for sale to the public as contemplated by this Agreement, do not give rise to any rights (including “piggy-back” registration rights) by any other person or entity to have any Common Stock or other securities of the Company registered with the SEC or any other governmental authority.  The Company may enter into one or more other agreements after the date hereof in connection with the issuance and sale of Additional Shares to Additional Other Purchasers in Additional Other Placement Offerings that may obligate the Company to include the Additional Shares together with the Shares in a Registration Statement; provided, however, that the Company (i) will not grant any registration rights that are superior or in preference to the Shares held by the Purchasers, and (ii) will give prior written notice to the Purchasers hereunder as to the terms and conditions of the Company’s obligation to include any such Additional Shares under the Registration Statement covering the Shares within a reasonable period of time prior to the closing of the sale of the Additional Shares.

(k)           Absence of Litigation.  Except as disclosed in the SEC Documents, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, any other inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that would, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect.

(l)            Compliance.  Except as would not, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) neither the Company nor any Subsidiary is in violation of any order of any court.  arbitrator or governmental body, or (iii) neither the Company nor any Subsidiary is or has been in violation of any statute, rule or regulation of any governmental authority.

(m)          Title to Assets.  The Company and each Subsidiary has good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect.  Any real property and facilities held under lease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases of which the Company and each Subsidiary is in material compliance.

(n)           No General Solicitation;  Placement Agent’s Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement.  The Company has not engaged any placement agent or other agent in connection with the sale of the Shares in the Offering.

(o)           Private Placement.  Neither the Company or its Affiliates, nor any other person or entity authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares in the Offering.  The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act.  Neither the Company, any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares in the Offering as contemplated hereby or (ii) cause the Offering of the Shares to be integrated with prior offerings of securities by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or trading market, in a manner that would disqualify this Offering from the exemption from registration under the Securities Act afforded by Regulation D.  Assuming the accuracy of’ the representations and warranties of the Purchasers, no registration under the Securities Act is required for the offer and sale of the Shares under the Offering by the Company to the Purchasers as contemplated hereby.

(p)           No Investment Company Status.  The Company and each of its Subsidiaries is not now, and after the sale of the Shares in the Offering and the application of the net proceeds from the sale of the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q)           Exchange & Listing Compliance.  The sale and issuance of the Shares does not contravene the rules and regulations of any exchange or trading market on which the Common Stock is listed or quoted.

(r)            Internal Accounting Controls.  Based solely upon the Company’s internal review and assessment, and without separate review by independent accountants, the Company reasonably believes that the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)           Sarbanes-Oxley Act.  Based solely upon the Company’s internal review and assessment, and without separate review by independent accountants or legal counsel, the Company reasonably believes that it is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(t)            Patents and Trademarks.  The Company and each Subsidiary owns, or possesses adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights.  inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  None of the Company’s or any Subsidiary’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or any Subsidiary of Intellectual Property Rights of others.  Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any Subsidiary regarding its Intellectual Property Rights.

(u)           Registration Statement Matters.  The Company meets the eligibility requirements for use of a registration statement on Form S-1 for the resale of the Shares by the Purchasers.  The Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Shares.

5.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER; COVENANTS OF THE COMPANY

The Purchaser represents, warrants and covenants to the Company as follows:

5.1           Securities Law Representations, Warranties and Covenants

(a)           The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.  The Purchaser is not relying, in making its decision to purchase the Shares, on any oral representations or statements made by the Company’s personnel, and is relying solely on the information contained in the Company’s SEC Documents.  The Purchaser has carefully considered the potential risks relating to the Company and a purchase of the Shares, including the risks identified under -Risk Factors” in the SEC Documents, and fully understands that the Shares are speculative and include a high degree of risk of loss.  The Purchaser acknowledges that no assurances are given by the Company that any pending plans will be completed.

(b)           The Purchaser is acquiring the Shares in the ordinary course of its business and for its own account.  and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares, or as would otherwise not be in violation of the Securities Act or any applicable state securities laws.

(c)           The Purchaser has completed or caused to be completed and delivered to the Company the Stock Certificate Questionnaire and the Registration Statement Questionnaire attached to this Agreement as Appendices I and II, for use in preparation of the Certificates, any necessary filings required by applicable state securities laws, and the Registration Statement (as defined in Section 7.2(a) below), and the answers to the Questionnaires are true and correct and will be true and correct as of the effective date of the Registration Statement.

(d)           The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(e)           The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.  The Purchaser is able to bear the economic risk of an investment in the Shares.

(f)            The Purchaser understands that the offer and sale of the Shares to the Purchaser have not been and are not being registered under the Securities Act or any state securities laws, and the Shares may not be offered for sale, sold, assigned, pledged, transferred or otherwise disposed of unless and until (i) subsequently registered under a shelf registration being filed by the company, (ii) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably acceptable to the Company in a generally acceptable form, to the effect that such Shares to be offered for sale, sold, assigned, pledged, transferred or otherwise disposed of may be so offered for sale.  sold, assigned, pledged, transferred or otherwise disposed of pursuant to an exemption from such registration, or (iii) the Purchaser provides the Company with written reasonable assurance that such Shares can be or are being offered for sale, sold, assigned, pledged, transferred or otherwise disposed of pursuant to, and in compliance with, Rule 144 under the Securities Act; provided, further, that in no event may the Shares be offered for sale, sold, assigned, pledged, transferred or otherwise disposed of prior to 60 days after the Closing.

(g)           The Purchaser understands that the Certificates representing the Shares purchased by it hereunder, until the occurrence of an event described in Section 5.1(1), shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, (B) AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, IN A GENERALLY ACCEPTED FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (C) WRITTEN REASONABLE ASSURANCE THAT IT WILL BE DONE PURSUANT TO, AND IN COMPLIANCE WITH, RULE 144 UNDER SAID ACT.

(h)           The Company agrees to cause such legend and stop transfer order to be removed from the Certificates representing the Shares upon the occurrence of an event described in Section 5.1(f).  Following the effective date of the Registration Statement which includes the Shares, or at such earlier time as a legend is no longer required for the Shares, the Company, promptly following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, will deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive legends.  If requested by a Purchaser, certificates for securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”).

(i)            The Purchaser will comply, at its own expense, with all applicable laws and regulations in any foreign jurisdiction in which it purchases, offers, sells or delivers any of the Shares.

5.2           Resales of Shares

(a)           The Company shall notify the Purchaser if it determines, in good faith following consultation with its Board of Directors or a committee thereof.  that an event has happened as a result of which the Registration Statement or the Prospectus (as defined in Section 7.4.1 below) includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  Upon receipt of such notice, the Purchaser will suspend its use of the Prospectus until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act, in each case to correct such misstatement or omission.  The Company shall use its best efforts to prepare and file with the Commission any such amendment, supplement or report, as the case may be, as soon as practicable after delivering such notice to the Purchaser.

(b)           In addition to the foregoing provisions of Section 5.2(b), the Company may, upon written notice to the Purchaser, suspend the use of the Prospectus for up to sixty (60) days, no more than thirty (30) days of which may be consecutive, in any 365-day period (less the number of days in such 365-day period that the Purchaser must suspend its use of the Prospectus pursuant to Section 5.2(a)) based on the reasonable determination of the Company’s Board of Directors or a committee thereof that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events.  Notwithstanding anything else to the contrary in Section 5.2(a), the Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus pursuant to this Section 5.2(b) if the Company determines in its good faith judgment that the business purpose should remain confidential.

(c)           The Company shall notify the Purchaser (i) of any request by the Commission for an amendment or any supplement to such Registration Statement or any related Prospectus, or any other information request by any other governmental agency directly relating to the offering of the Shares, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related Prospectus or the initiation or threat of any proceeding for that purpose.

(d)           The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares.

5.3           Due Execution, Delivery and Performance

(a)           This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy or other similar laws relating to, or affecting generally the enforcement of, creditors’ rights or remedies, (ii) general principles of equity or (iii) applicable laws and consideration of public policy relating to indemnification and contribution provisions.

(b)           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action and will not conflict with or violate the provisions of the organizational documents of the Purchaser, including, without limitation, its charter, bylaws, partnership agreement or operating agreement, as applicable, or any applicable statute, law, rule, regulation, ordinance, decision, directive or order, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transaction contemplated hereunder.

6.             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

7.             FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT; COVENANTS

7.1           Regulation D.  The Company shall:  file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Regulation D under the Securities Act;

7.2           Registration of Shares

The Company shall:

(a)           as soon as practicable after the Closing Date, but in no event later than the 45th day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on such other form as is available for such registration) registering under the Securities Act the sale of the Shares by the Purchasers from time to time on the facilities of any national securities exchange on which the Common Stock is traded or in privately negotiated transactions (the “Registration Statement”);

(b)           use its reasonable best efforts to cause the Commission to notify the Company of the Commission’s willingness to declare the Registration Statement effective on or before 90 days after the Closing Date;

(c)           cause the Shares to be duly listed for trading on the Nasdaq Global Market concurrently with the effectiveness of the Registration Statement;

(d)           If for any reason, the SEC does not permit all Shares to be included in the Registration Statement such that the Registration Statement may be used for resales in a manner that permits the continuous resale at the market by the Purchasers as selling stockholders participating therein without being named therein as “underwriters”, then the Company shall prepare and file with the SEC one or more separate Registration Statements that meets such criteria with respect to any such Shares not included in the previous Registration Statement.

(i)            The Company will then use its best efforts at the first opportunity that is permitted by the SEC, but in no event later than the later of sixty (60) calendar days from the date substantially all of the Securities registered under the Registration Statement have been sold by the Purchasers or six (6) months from the date the Registration Statement was declared effective, to register for resale the Shares that have been excluded from being registered (provided such Registration Statement meets the criteria set forth above as to selling stockholders not being deemed to be underwriters).  The Company shall use all reasonable best efforts to cause any such Registration Statement to be declared effective within seventy-five (75) days following the filing thereof.

(ii)           In the event the SEC does not permit a Registration Statement to include all of the Shares for the reasons set forth in the this paragraph, then the Company shall reduce the number of Shares to be included in such Registration Statement by all Purchasers until such time as the SEC shall so permit such Registration Statement to become effective and be used for resales in a manner that permits the continuous resale at the market by the Purchasers participating therein without being named therein as “underwriters”.  In making such reduction, the Company shall reduce the number of Shares to be included by all Purchasers on a pro rata basis based upon the number of Shares otherwise required to be included for each Purchaser.

(e)           notify Purchaser promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

(f)            prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.4.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which all of the Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect (taking into account the status of any Purchaser that may be deemed to be an “affiliate” of the Company for purposes of Rule 144), (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, or (iii) the second anniversary of the Closing Date.

(g)           promptly furnish to the Purchaser with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers;

(h)           during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated there under:

(i)            file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

(j)            promptly file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be “reviewed,” or will not be subject to further review, such that the Registration Statement shall be declared effective no later than 5 trading days after such notification;

(k)           promptly notify the Purchasers in writing of the existence of any fact or the happening of any event, during the Registration Statement period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading; provided, however, that no notice by the Company shall be required pursuant to this subsection (k) in the event that the Company contemporaneously files a prospectus supplement or amendment to update the Prospectus, which, in either case, contains the requisite information with respect to such material event that results in such Registration Statement no longer containing any such untrue or misleading statements;

(l)            furnish to each Purchaser upon written request, from the date of this Agreement until the end of the Registration Period, one copy of its periodic reports filed with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and

(m)          pay and bear all expenses in connection with the procedures described in of this Section 7.2 and the registration of the Shares pursuant to the Registration Statement(s) other than fees and expenses, if any, of legal counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any; provided, however, that the Company shall pay all reasonable fees and disbursements of only one counsel to the Purchasers.

7.3           Transfer of Shares After Registration.  The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

7.4           Indemnification.  For the purpose of this Section 7.4, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.2.

7.4.1        Indemnification by the Company.  Subject to Section 7.4.5, the Company agrees to indemnify and hold harmless the Purchaser, the Purchaser’s officers, directors, trustees, partners, members, employees and agents, and each person, if any, who controls or is under common control with the Purchaser within the meaning of the Securities Act (each, a “Purchaser Indemnitee), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser Indemnitees may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, including financial statements and schedules, and all other documents filed as a part thereof, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, under the Securities Act, or in the prospectus related thereto, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Purchaser Indemnitee for reasonable legal and other expenses as such expenses are incurred by such Purchaser Indemnitee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to a Purchaser Indemnitee to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Purchaser expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto, or (ii) the failure of the applicable Purchaser to comply with the covenants and agreements contained in Section 5.2 or 7.2 of this Agreement regarding the resale of the Shares, or (iii) the inaccuracy of any representations and warranties made by the Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus or supplement thereto that was delivered to the applicable Purchaser a reasonable amount of time before the pertinent sale or sales by such Purchaser or (v) a direct claim against the Company by such Purchaser Indemnitee if such Purchaser Indemnitee is a person that is under common control with any Purchaser (as opposed to a third-party claim against such Purchaser Indemnitee).

7.4.2        Indemnification by the Purchaser.  Subject to Section 7.3.5, the Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Section 5.2 or 7.2 of this Agreement regarding the resale of the Shares or (ii) the inaccuracy of any representations and warranties made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with writ-ten information furnished to the Company by or on behalf of such Purchaser expressly for use therein and such Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement and each controlling person for reasonable legal and other expenses as such expenses are incurred by the Company, each of its directors, each of its officers who signed the Registration Statement and each controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction of such untrue statement or omission of a material fact a reasonable amount of time before the occurrence of the transaction from or upon which such loss, claim, damage, liability or expense arose or was based.

7.4.3       Indemnification Procedure.

(a)           Ppromptly after receipt by an indemnified party under this Section 7.4 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.4, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.4 to the extent it is not prejudiced as a result of such failure.

(b)           In case any such action is brought against any indemnified part) and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 7.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i)            the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of inure than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action), or

(ii)           the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

7.4.4        Contribution.  If the indemnification provided for in this Section 7.4 is required by clause (i) of Section 7.4.1 or clause (iii) of Section 7.4.2 but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.4 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser in connection with the statements or omissions, the inaccuracies in the representations and warranties in this Agreement or the breach of covenants and agreements in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company and the each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.4.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 7.4.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.4.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.4 for purposes of indemnification.  The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  Notwithstanding the provisions of this Section 7.4, no Purchaser shall be required to contribute any amount in excess of the amount by which the total proceeds received by it from the sale of the Shares exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Each Purchaser’s obligations to contribute pursuant to this Section 7.4 are several and not joint.

7.4.5        Limits on Liability.  In no event shall the aggregate liability hereunder of the Purchaser exceed:  (x) the purchase price paid by the Purchaser for the Shares it bought hereunder with respect to the matters described in clauses (i) and (ii) of Section 7.4.2; and (y) the net proceeds to such Purchaser as a result of the sale of Shares pursuant to a Registration Statement, Prospectus or any amendment or supplement thereto with respect to the matters described in clause (iii) of Section 7.4.2.

7.5           Rule 144 Information.  Until the earlier of (i) the date on which all the Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect (taking into account the status of any Purchaser that may be deemed to be an “affiliate” of the Company for purposes of Rule 144) or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act.  the rules and regulations promulgated thereunder and the Exchange Act so long as it is subject to such requirements and shall take such further reasonable action to the extent required to enable the Purchaser to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

8.             NOTICES

All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

(a)           if to the Company, to:
Ebix, Inc.
Five Concourse Parkway, Suite 3200
Atlanta, GA 30328
Attention:  Robin Raina
Telephone:  678-281-2031
Facsimile:  678-281-2019

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)           if to the Purchaser, at its address or facsimile number as set forth on the signature page to this Agreement, or at such other address or addresses or facsimile number or numbers as may have been furnished to the Company in writing.

Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

9.             MODIFICATION; AMENDMENT; TERMINATION.

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

10.           ENTIRE AGREEMENT.

This Agreement supersedes all other prior oral or written agreements between the parties with respect to the matters discussed herein and contains the entire understanding with respect to the matters covered herein.

11.           HEADINGS.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.           SEVERABILITY.

If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

13.           GOVERNING LAW; JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

14.           COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

15.           SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns:  provided that the Purchaser may not assign its rights or obligations hereunder without the consent of the Company.

16.           NO THIRD-PARTY BENEFICIARIES.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

17.           GENERAL MATTERS.

(a)           Material Non-Public Information.  The Company and each Purchaser acknowledge and confirm their mutual understandings as follows:

(i)            The Company has not provided to any Purchaser any material non-public information other than information related to the transactions contemplated by this Agreement, all of which information related to the transactions contemplated hereby shall be disclosed by the Company in a timely manner.

(ii)           To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or their businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(iii)          No Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth expressly in this Agreement.

(iv)          The Company and each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company as contemplated under this Agreement.

(b)           Public Disclosure.  Within a timely manner and in compliance with applicable SEC rules and exchange requirements, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing (the “8-K Filing”), but not including the names of the Purchasers or the individual amounts of Shares purchased hereby without the Purchaser’s consent.

(c)           Confidentiality.  Except for such disclosure as the Company is advised by counsel is required to be included in documents filed with the SEC or otherwise required by law, the Company shall not use the name of, or make reference to, any Purchaser or any of its Affiliates in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without such Purchaser’s prior written consent, which consent shall not be unreasonably withheld.  Except as required by law, the Purchaser shall not, without the prior written consent of the Company make any public announcement or issue any press release that includes the name of the Company with respect to the transactions contemplated by this Agreement.

(d)           Other Public Disclosure.  If a Purchaser has, or believes it has, received any material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof and the Company shall within five (5) business days thereafter, make public disclosure of such material, nonpublic information if permitted under applicable law or without breach or violation of any agreement, contract or other obligation of the Company unless the Board of Directors of the Company shall determine that such disclosure would reasonably be expected to result in a material and adverse effect on the Company or its business, prospects, finances or properties.

(e)           Parity of Purchasers.  The Company has not and shall not enter into any other agreement or arrangements with any of the Purchasers that is not also disclosed to and made available to the Purchaser hereunder, on a like-kind basis.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement or the Shares unless the same consideration is also offered to all of the parties to such agreements.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(f)            Investor Status.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Agreement and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any information or advice given by any Purchaser or any of their respective representatives or agents in connection with the Offering, the Agreement and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Shares.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its directors, officers and independent advisors and representatives.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

EBIX, INC.

By:	/S/
Robin Raina
President & Chief Executive Officer

PURCHASER

Ashford Capital Management, Inc. w/ discretion f/b/o

By:	/S/
Name:	Theodore H. Ashford
Title:	Chairman & CEO, Ashford Capital Management, Inc.
Address:	One Walkers Mill Road
Wilmington, DE 19807
Facsimile: 302-655-4641